UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

AZURRX BIOPHARMA, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York	11226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2019, AzurRx BioPharma, Inc. (the “Company”) began an offering of (i) Senior Convertible Promissory Notes (each a “Note,” and together, the “Notes”) in the principal amount of up to $8.0 million to certain accredited investors (the “Investors”), and (ii) warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), each pursuant to Note Purchase Agreements entered into by and between the Company and each of the Investors (the “NPAs”) (the “Note Offering”).

On December 20, 2019 and December 24, 2019, the Company issued Notes to the Investors in the aggregate principal amount of $3,018,100. Each Note has a maturity date that is nine months from the date of issuance, accrues interest at a rate of 9% per annum, and is convertible, at the option of the holder, into shares of the Company’s Common Stock at a price of $0.97 per share (the “Conversion Shares”). As additional consideration for the execution of the NPA, each Investor also received Warrants to purchase that number of shares of the Company’s Common Stock equal to one-half of the Conversion Shares issuable upon conversion of the Notes (the “Warrant Shares”). The Warrants have an exercise price of $1.07 per share and expire three years from the date of issuance. The Company and each Investor executed a Registration Rights Agreement (the “RRA”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission no later than 30 days after the beginning of the Note Offering, on behalf of Investors, to register the Conversion Shares and Warrant Shares.

Placement agent fees of $271,629 were paid to Alexander Capital L.P., who acted as placement agent for the Note Offering, which fees were based on 9% of the aggregate principal amount of the Notes issued to the Investors. In addition, Alexander Capital L.P. (i) was issued warrants, containing substantially the same terms and conditions as the Warrants, to purchase 217,801 shares of Common Stock (the “Placement Agent Warrants”), representing 7% of the Conversion Shares issuable upon conversion of the Notes issued to the Investors, and (ii) was paid a non-accountable expense allowance of 1% of the gross proceeds from the Notes Offering. The Placement Agent Warrants have an exercise price of $1.21 per share and expire three years from the date of issuance.

The Company intends to use the proceeds from the Note Offering for general working capital purposes, and to repay certain amounts due and payable to ADEC Private Equity Investments, LLC (“ADEC”) pursuant to certain outstanding Senior Convertible Notes issued to ADEC in the aggregate principal amount of $2.0 million (each an “ADEC Note” and together the “ADEC Notes”), as more particularly described below in Item 8.01 of this Current Report on Form 8-K.

The issuance of the Notes, Warrants and the Placement Agent Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) and/or Regulation 506 promulgated thereunder, as a transaction by an issuer not involving a public offering.

The foregoing description of the NPA, the Notes, the Warrants and the RRA do not purport to be complete, and are qualified in their entirety by reference to the same, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, each of which are incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On December 20, 2019, the Company filed an amendment to its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of Common Stock by 50,000,000 shares to 150,000,000 shares, which Charter Amendment was effective immediately upon acceptance by the Secretary of State of the State of Delaware. The Charter Amendment was approved by stockholders at the Company’s annual meeting of stockholders held December 19, 2019.

Item 8.01 Other Events.

In connection with the Note Offering, ADEC consented to (i) the issuance of the Notes in the Note Offering, and (ii) the extension of the maturity date of an ADEC Note currently due and payable on December 31, 2019 in the principal amount of $1.0 million (“Note A”) to January 20, 2020, and the Company agreed to, among other agreements, use 50% of the initial $1.2 million in proceeds received from the Note Offering to reduce the principal due and payable ADEC under the ADEC Note maturing on December 31, 2020 (“Note B”). As of the date of this Current Report on Form 8-K, the Company has repaid $550,000 in principal due and owing ADEC under Note B.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation
10.1	Form of Note Purchase Agreement
10.2	Form of Senior Convertible Promissory Note
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: December 30, 2019	By:	/s/ James Sapirstein
Name: James Sapirstein
Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation
10.1	Form of Note Purchase Agreement
10.2	Form of Senior Convertible Promissory Note
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement